UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2009

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2009, Acuity Specialty Products, Inc. and its parent, Zep Inc. (the “Registrant”, and together with Acuity Specialty Products, Inc., the “Company”), and John K. Morgan, the Chairman, President and Chief Executive Officer of the Registrant (the “Executive”), entered into a certain Amendment to Change in Control Agreement and Severance Agreement (the “Amendment”).

Amendment to Change in Control Agreement

The Amendment includes an amendment to the Change in Control Agreement that is meant to include language that was inadvertently excluded in the Change of Control Agreement amendment dated October 13, 2009 (the “Change in Control Agreement”). The additional language, inserted as the second sentence in Section 3.2 under “Termination of Employment,” provides that if a change in control occurs after the Executive’s employment with the Company is terminated and the Executive reasonably demonstrates that the termination was at the request of a third party or otherwise occurred in connection with the change in control, then the Executive will be entitled to the compensation and benefits to which he otherwise would have been entitled under the Change in Control Agreement. In such situations, the date of the change in control will be substituted for the Executive’s termination date for purposes of determining the timing of any payments due under the Change in Control Agreement.

Amendment to Severance Agreement

The Amendment includes an amendment to the Severance Agreement which changes the benefits to which the Executive is entitled upon circumstances of an involuntary termination without cause or for good reason. The Amendment replaces Section 4.2 of the Severance Agreement in its entirety. The new clause provides that upon the Executive’s termination of employment under these circumstances, his rights under the Company’s annual incentive plan to any annual incentive bonus that would be paid or payable will cease for the fiscal year in which the Executive’s termination takes place. In addition, the Amendment provides that the Executive will be entitled to receive a lump sum payment equal to 170% of his base salary within 10 days of his termination date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10	Amendment to Change in Control Agreement and Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: December 31, 2009	/S/ C. FRANCIS WHITAKER, III
C. Francis Whitaker, III
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10	Amendment to Change in Control Agreement and Severance Agreement